                                                                    EXHIBIT 3.26


                           ARTICLES OF INCORPORATION
                          OF POOL INTERNATIONAL, INC.


                 We, the undersigned natural persons of the age of twenty-one years or more, all of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

                 The name of the corporation is Pool International, Inc.

                                  ARTICLE TWO

                 The period of its duration is perpetual.

                                 ARTICLE THREE

                 The purposes for which the corporation is organized are:

         (1) To engage in all phases of the oil and gas and mining business and related business activities, including, but not by way of limitation, the leasing, exploration, development, production, and mining of oil and gas and mining properties.

         (2) To explore for, produce, mine, purchase and sell, store, process and manufacture, transport and distribute oil, gas and all other minerals of whatsoever kind and nature, whether similar or dissimilar, except that the corporation shall not engage directly in the oil pipe line business within the State of Texas.
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         (3)     To operate a business furnishing services and supplies to the oil, gas and mineral industry and for other surface and subsurface exploration, development and production.

         (4) To manufacture, produce, purchase, or otherwise acquire, sell or dispose of, distribute, mortgage, pledge, lease, repair, install, operate, deal in and with, whether as principal or agent, products, goods, appliances, wares, merchandise, fixtures, plants, structures, machinery, and materials of every kind and description; and to lend money for the carrying out of such purposes and to take and hold real and personal property for the payment of such funds so loaned.

         (5) To own all or any part of the stock of other corporations, including but not limited to one or more corporations engaged in the oil and gas producing business and one or more corporations engaged in the oil pipe line business.

         (6)     To engage in all phases of practical and scientific research.

         (7) To carry out all or any part of the foregoing purposes, either alone or in association with any individuals, associations, partnerships or corporations, and in any state, territory, district, or possession of the United States, or in any

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                 foreign country, to the extent that such purposes are not
                 forbidden by the law of such state, territory, district or possession of the United States, or by such foreign country.

         (8) In connection with the doing of all and everything or of anything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects hereinabove set forth, to exercise all or any and to exercise each of the powers granted to corporations by the Texas Business Corporation Act or by any other statute or laws of the State of Texas.

         (9) To do any and all lawful business for which corporations may be incorporated under the provisions of the Texas Business Corporation Act, as now provided or may be hereinafter set forth.

                                  ARTICLE FOUR

                 The aggregate number of shares which the corporation shall have authority to issue is One Hundred (100) of the par value of One Hundred Dollars ($100) each. Each shareholder shall have preemptive rights.

                                  ARTICLE FIVE

                 The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000) consisting of





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money, labor done, or property actually received, which sum is not less than
One Thousand Dollars ($1,000).

                                  ARTICLE SIX

                 The power to alter, amend or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors; provided, however, that any Bylaw or Amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the shareholders entitled to vote for the election of Directors, or a new Bylaw in lieu thereof may be adopted by vote of such shareholders. No Bylaw which has been altered, amended or adopted by such vote of the shareholders may be altered, amended or repealed by vote of the Directors until two years shall have expired since such action by vote of such shareholders.

                                 ARTICLE SEVEN

                 Each holder of stock of the corporation entitled to vote shall be entitled to one vote for each share held. At each election of Directors each shareholder entitled to vote at such election shall have the right to vote, in accordance with the provisions of the Texas Business Corporation Act, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote; provided that cumulative voting is expressly prohibited.





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                                 ARTICLE EIGHT

                 The Post Office address of its initial registered office is 301 South Harwood Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is Michael G. Fortado.

                                  ARTICLE NINE

                 The number of Directors constituting the initial Board of Directors is seven, and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

         Roy E. Pitts . . . . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201

         W. C. McCord . . . . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201

         S. R. Singer . . . . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201

         R. B. Williams . . . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201

         W. T. Satterwhite  . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201

         Frank M. Pool  . . . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201

         R. G. Fowler . . . . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201


                                  ARTICLE TEN

               The names and addresses of the incorporators are:

         Roy E. Pitts . . . . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201

         W. C. McCord . . . . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201

         W. T. Satterwhite  . . . . . . . .  301 S. Harwood Street
                                             Dallas, Texas  75201

                 IN WITNESS WHEREOF, we have hereunto set out hands, this
______ day of May, 1973.
                                                   /s/ ROY E. PITTS
                                                   -----------------------------
                                                   Roy E. Pitts

                                                   /s/ W. C. McCORD
                                                   -----------------------------
                                                   W. C. McCord

                                                   /s/ W. T. SATTERWHITE
                                                   -----------------------------
                                                   W. T. Satterwhite


THE STATE OF TEXAS                )
                                  )
COUNTY OF DALLAS                  )


I, Dorothy N. Lander, a Notary public, do hereby certify that on this 15th day of May, 1973, personally appeared before me ROY E. PITTS, W. C. McCORD, and W.
T. SATTERWHITE, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements contained therein are true.


                                                   /s/ DOROTHY N. LANDER
                                                   -----------------------------
                                                   Notary Public in and for
                                                     Dallas County, Texas
                                                   [NOTARY SEAL ATTACHED HERE]




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                       STATEMENT OF CHANGE OF REGISTERED

                      OFFICE OR REGISTERED AGENT, OR BOTH,

                        BY A TEXAS DOMESTIC CORPORATION


1.       The name of the corporation is Pool International, Inc.

2. The address, including street and number, of its present registered office (before change) is 301 South Harwood Street, Dallas, Texas.

3. The address, including street and number, to which its registered office is to be changed is 1817 Wood Street, Dallas, Texas.

4.       The name of its present registered agent (before change) is M. G.
         Fortado.

5.       The name of its new registered agent is F. W. Fraley, III.

6. The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

7.       Such change was authorized by its board of directors.

                                           /s/
                                           -------------------------------------
                                           President


Sworn to this 5th day of January, 1976



                                           /s/ LOLA WILSON
                                           -------------------------------------
                                           Notary Public, State of Texas
                                                          County of Dallas

                                           LOLA WILSON, Notary Public
                                           In and for Dallas County, Texas

                       STATEMENT OF CHANGE OR REGISTERED

                      OFFICE OR REGISTERED AGENT, OR BOTH,

                        BY A TEXAS DOMESTIC CORPORATION


1.       The name of the corporation is:

                          Pool International, Inc.
         -----------------------------------------------------------------------

2. The address, including street and number, of its present registered office (before change) is 1817 Wood Street, Dallas, Texas.

3. The address, including street and number, to which its registered office is to be changed is 301 South Harwood, Dallas, Texas.

4.       The name of its present registered agent (before change) is F. W.
         Fraley.

5.       The name of its new registered agent is M. G. Fortado.

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7.       Such change was authorized by its Board of Directors.

                                        /s/
                                        ----------------------------------------
                                        President



Sworn to this 15th day of
FEBRUARY, 1980.


By /s/
  -------------------------
  Notary Public, State of
  Texas, County of Dallas